UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2023

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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices)
(408) 830-9742
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOSL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2023, in connection with the executive transition plan previously approved by the Board of Directors (the “Board”) of Alpha and Omega Semiconductor Limited (the “Company”), the Company entered into an employment agreement with Dr. Mike F. Chang (the “Mike Chang Employment Agreement”) governing the terms of his employment as the Executive Chairman of the Company, and an employment agreement with Mr. Stephen Chang (the “Stephen Chang Employment Agreement”, and together with the Mike Change Employment Agreement, the “Employment Agreements”) governing the terms of his employment as the Chief Executive Officer of the Company. The effective date for the Employment Agreements is March 1, 2023.

The Mike Chang Employment Agreement provides that Dr. Chang will be entitled to an initial annual base salary of $490,000 and will be eligible to receive an annual target bonus of 100% of his annual base salary, based on the attainment of individual and corporate performance goals and continued service requirements established by the Compensation Committee of the Board.

If Dr. Chang’s employment terminates for any reason, the Company shall pay to Dr. Chang or to his estate, as applicable, (i) any earned and unpaid base salary or annual bonus through the date of termination and (ii) the dollar value of all accrued and unused vacation benefits. All vesting of outstanding equity awards granted under the Company’s 2018 Omnibus Incentive Plan (or any successor plan) shall cease at the time of termination of employment and the remaining terms of the equity awards shall be in accordance with the terms of the agreements evidencing the awards. If the Company terminates Dr. Chang’s employment for any reason other than for cause or if Dr. Chang voluntarily resigns for good reason (collectively, an “Involuntary Termination”), in each case other than during a period commencing with the Company’s execution of the definitive agreement for a Change in Control and continuing until the end of the twelve (12)-month period measured from the closing date of that Change in Control (a “Change in Control Severance Period”), and Dr. Chang executes a general release of claims in the form provided by the Company and complies with the restrictive covenants in the Mike Chang Employment Agreement, then Dr. Chang shall be eligible to receive (i) continued base salary for a period of twelve (12) months at the annualized rate then in effect as of his termination, and (ii) continued health care coverage for himself and his dependents for a period of up to twelve (12) months. A “Change in Control” means a change in control of the Company effected through: (i) a merger, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or (iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director. If Dr. Chang’s employment is terminated by reason of an Involuntary Termination within a Change in Control Severance Period, and Dr. Chang executes a general release of claims in the form provided by the Company and complies with the restrictive covenants in the Mike Chang Employment Agreement, then Dr. Chang shall be eligible to receive (i) continued base salary for a period of twenty-four (24) months at the annualized rate then in effect as of his termination, (ii) two hundred percent (200%) of his target bonus for the year of termination, (iii) continued health care coverage for himself and his dependents for a period of up to twenty-four (24) months, and (iv) accelerated vesting of his then unvested equity awards as set forth in the Mike Chang Employment Agreement.

Dr. Chang will also be eligible to participate in the Company’s employee benefit plans and programs available to the Company’s full-time employees and for which Dr. Chang qualifies.

The Stephen Chang Employment Agreement provides that Mr. Chang will be entitled to an initial annual base salary of $490,000 and will be eligible to receive an annual target bonus of 100% of his annual base salary, based on the attainment of individual and corporate performance goals and continued service requirements established by the Compensation Committee of the Board.

If Mr. Chang’s employment terminates for any reason, the Company shall pay to Mr. Chang or to his estate, as applicable, (i) any earned and unpaid base salary or annual bonus through the date of termination and (ii) the dollar value of all accrued and unused vacation benefits. All vesting of outstanding equity awards granted under the Company’s 2018 Omnibus Incentive Plan (or any successor plan) shall cease at the time of termination of employment and the remaining terms of the equity awards shall be in accordance with the terms of the agreements evidencing the awards. If Mr. Chang’s employment terminates by reason of an Involuntary Termination other than during a Change in Control Severance Period, and Mr. Chang executes a general release of claims in the form provided by the Company and complies with the restrictive covenants in the Stephen Chang Employment Agreement, then Mr. Chang shall be eligible to receive (i) continued base salary for a period of twelve (12) months at the annualized rate then in effect as of his termination, and (ii) continued health care coverage for himself and his dependents for a period of up to twelve (12) months. If Mr. Chang’s employment is terminated by reason of an Involuntary Termination within a Change in Control Severance Period, and Mr. Chang executes a general release of claims in the form provided by the Company and complies with the restrictive covenants in the Stephen Chang Employment Agreement, then Mr. Chang shall be eligible to receive (i) continued base salary for a period of twenty-four (24) months at the annualized rate then in effect as of his termination, (ii) two hundred percent (200%) of his target bonus for the year of termination, (iii) continued health care coverage for himself and his dependents for a period of up to twenty-four (24) months, and (iv) accelerated vesting of his then unvested equity awards as set forth in the Stephen Chang Employment Agreement.

Mr. Chang will also be eligible to participate in the Company’s employee benefit plans and programs available to the Company’s full-time employees and for which Mr. Chang qualifies.

The foregoing summary of the Employment Agreements is qualified in its entirety by reference to the full texts of the Mike Chang Employment Agreement and the Stephen Chang Employment Agreement, copies of which will be filed as exhibits to the Company’s next periodic report to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 24, 2023

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary